Exhibit 99.1

Universal Logistics Holdings, Inc. Reports Third Quarter 2025 Financial Results; Declares Dividend

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Third Quarter 2025 Operating Revenues: $396.8 million
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Third Quarter 2025 Operating Loss: $(74.2) million
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Third Quarter 2025 Earnings Per Share: $(2.84) per share
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Declares Quarterly Dividend: $0.105 per share

Warren, MI – November 6, 2025 — Universal Logistics Holdings, Inc. (NASDAQ: ULH) today reported consolidated operating revenues of $396.8 million, a loss from operations of $(74.2) million, a net loss of $(74.8) million, and $(2.84) earnings per basic and diluted share.

Universal’s reported loss in the third quarter 2025 includes non-cash impairment charges totaling $81.2 million related to its intermodal reporting segment. These charges consisted of $58.0 million of goodwill impairment and $23.2 million of impairment related to certain customer-relationship intangible assets.

For comparative purposes, Universal reported total operating revenues of $426.8 million, income from operations of $42.6 million, net income of $26.5 million, and $1.01 earnings per basic and diluted share for the corresponding period last year. Included in third quarter 2024 results were previously disclosed impairment charges totaling $3.7 million.

Excluding the impact of the impairment charge in the third quarter 2025, the Company’s adjusted income from operations, a non-GAAP measure, was $7.0 million. As a percentage of operating revenue, Universal's adjusted operating margin, also a non-GAAP measure, for the third quarter 2025 was 1.8%, compared to an adjusted operating margin of 10.9% during the same period last year.

The Company's adjusted EBITDA, a non-GAAP measure, during the third quarter 2025 was $43.3 million, compared to adjusted EBITDA of $76.6 million one year earlier. As a percentage of operating revenue, Universal's adjusted EBITDA margin, a non-GAAP measure, for the third quarter 2025 was 10.9%, compared to adjusted EBITDA margin of 18.0% during the same period last year.

The Company provides reconciliations of each non-GAAP financial measure used in this release to the most directly comparable financial measures calculated and presented in accordance with GAAP. These quantitative reconciliations, together with management’s explanation of the purposes for which the non-GAAP measures are used, are presented in the accompanying tables and related disclosures.

“Despite the impact of certain non-cash impairment charges recorded in the third quarter 2025, Universal’s core business model remains intact,” stated Universal’s CEO Tim Phillips. “Our contract logistics segment once again delivered favorable results and remains a central driver of our performance. Continued strong demand for our specialized heavy-haul services has contributed to the resilient performance of our trucking segment. Although the reversal of performance trends in our intermodal franchise is taking longer to materialize, we continue to make operational improvements and will strive to return this business segment to profitability. We believe that Universal’s diversified service offerings continue to differentiate us in the market, and we remain focused on the execution of our strategy to drive long-term success.”

Segment Information:

Contract Logistics

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Third Quarter 2025 Operating Revenues: $264.4 million
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Third Quarter 2025 Operating Income: $13.7 million

In the contract logistics segment, which includes our value-added and dedicated services, third quarter 2025 operating revenues increased 7.8% to $264.4 million, compared to $245.2 million for the same period last year. This segment’s operating revenues in the quarter included $50.2 million from the recent acquisition of Parsec, while its revenues in the same period last year included $36.8 million attributable to our specialty development project in Stanton, TN completed last year. At the end of the second quarter of 2025, we managed 82 value-added programs, including 18 rail terminal operations compared to a total of 70 programs at the end of the third quarter 2024. This segment’s revenues included $8.1 million in separately identified fuel surcharges from dedicated transportation services, compared to $7.0 million during the same period last year. Third quarter 2025 income from operations decreased $31.9 million to $13.7 million, compared to $45.6 million during the same period last year. As a percentage of revenue, operating margin in the contract logistics segment for the third quarter 2025 was 5.2%, compared to 18.6% during the same period last year.

Intermodal

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Third Quarter 2025 Operating Revenues: $64.7 million
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Third Quarter 2025 Operating (Loss): $(92.0) million

Operating revenues in the intermodal segment decreased 16.7% to $64.7 million in the third quarter 2025, compared to $77.6 million for the same period last year. The intermodal segment’s revenues for the recently completed quarter included $7.6 million in separately identified fuel surcharges, compared to $10.0 million during the same period last year. Intermodal segment revenues also include other accessorial charges such as detention, demurrage and storage, which totaled $9.0 million during the third quarter 2025, compared to $8.9 million one year earlier. Load volumes declined 1.9%, and the average operating revenue per load, excluding fuel surcharges, fell an additional 14.2% on a year-over-year basis. In the third quarter 2025, the intermodal segment experienced an operating loss of $(92.0) million, including the $81.2 million previously discussed impairment charges, compared to an operating loss of $(1.1) million during the same period last year.

Trucking

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Third Quarter 2025 Operating Revenues: $67.7 million
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Third Quarter 2025 Operating Income: $3.9 million

In the trucking segment, third quarter 2025 operating revenues decreased 22.2% to $67.7 million, compared to $87.0 million for the same period last year. Third quarter 2025 revenues in this segment included $17.3 million of brokerage services, compared to $24.3 million during the same period last year. Also included in our trucking segment revenues were $3.6 million in separately identified fuel surcharges during the third quarter of 2025, compared to $4.8 million in fuel surcharges during the same period last year. On a year-over-year basis, load volumes declined by 19.4%, and the average operating revenue per load, excluding fuel surcharges, fell an additional 2.3%. Income from operations in the third quarter of 2025 decreased $3.2 million to $3.9 million compared to $7.1 million during the same period last year. As a percentage of revenue, operating margin in the trucking segment for the third quarter 2025 was 5.8% compared to 8.2% during the same period last year.

Cash Dividend

Universal Logistics Holdings, Inc. also announced today that its Board of Directors declared a cash dividend of $0.105 per share of common stock. The dividend is payable to shareholders of record at the close of business on December 1, 2025 and is expected to be paid on January 2, 2026.

Other Matters

As of September 27, 2025, Universal held cash and cash equivalents totaling $27.4 million, and $9.8 million in marketable securities. Outstanding debt at the end of the third quarter 2025 was $827.0 million, and capital expenditures totaled $54.5 million.

Based on currently available information, Universal expects fourth quarter 2025 operating revenues to range from $365 million to $385 million, operating margins to range from 4% to 6%, and EBITDA margins between 12% and 14%.

Universal calculates and reports selected financial metrics not only for purposes of our lending arrangements but also in an effort to isolate and exclude the impact of non-operating expenses related to our corporate development activities. These statistics and the corresponding reconciliations to GAAP are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal:

Universal Logistics Holdings, Inc. (“Universal”) is a holding company whose subsidiaries provide a variety of customized transportation and logistics solutions throughout the United States and in Mexico, Canada and Colombia. Our operating subsidiaries provide our customers with supply chain solutions that can be scaled to meet their changing demands. We offer our customers a broad array of services across their entire supply chain, including truckload, brokerage, intermodal, dedicated and value-added services. In this press release, the terms “us,” “we,” “our,” or the “Company” refer to Universal and its consolidated subsidiaries.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “prospect,” “seek,” “believe,” “targets,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in Universal’s reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Operating revenues:
Truckload services	$50,419	$63,641	$134,119	$172,547
Brokerage services	18,011	42,440	57,847	155,714
Intermodal services	63,966	75,558	200,165	230,342
Dedicated services	86,171	87,357	253,007	266,389
Value-added services	178,219	157,837	527,832	555,912
Total operating revenues	396,786	426,833	1,172,970	1,380,904

Operating expenses:
Purchased transportation and equipment rent	80,063	120,700	241,314	382,628
Direct personnel and related benefits	176,572	132,081	509,105	408,381
Operating supplies and expenses	57,523	60,532	159,186	216,914
Commission expense	4,271	6,985	12,922	22,485
Occupancy expense	13,738	11,179	36,794	32,189
General and administrative	13,625	13,037	40,828	41,242
Insurance and claims	8,494	5,681	23,057	20,722
Depreciation and amortization	35,499	30,284	107,190	87,795
Impairment expense	81,245	3,720	81,245	3,720
Total operating expenses	471,030	384,199	1,211,641	1,216,076
Income (loss) from operations	(74,244)	42,634	(38,671)	164,828
Interest expense, net	(9,985)	(7,416)	(27,061)	(20,378)
Other non-operating income	833	4	1,560	2,007
Income (loss) before income taxes	(83,396)	35,222	(64,172)	146,457
Income tax expense (benefit)	(8,624)	8,682	(3,730)	36,726
Net income (loss)	$(74,772)	$26,540	$(60,442)	$109,731

Earnings per common share:
Basic	$(2.84)	$1.01	$(2.30)	$4.17
Diluted	$(2.84)	$1.01	$(2.29)	$4.17

Weighted average number of common shares outstanding:
Basic	26,330	26,318	26,327	26,314
Diluted	26,340	26,353	26,341	26,345

Dividends declared per common share:	$0.105	$0.105	$0.315	$0.315

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 27, 2025	December 31, 2024
Assets
Cash and cash equivalents	$27,381	$19,351
Marketable securities	9,791	11,590
Accounts receivable - net	277,603	293,646
Other current assets	114,237	85,226
Total current assets	429,012	409,813
Property and equipment - net	831,833	742,366
Other long-term assets - net	556,263	634,658
Total assets	$1,817,108	$1,786,837

Liabilities and shareholders' equity
Current liabilities, excluding current maturities of debt	$219,038	$215,756
Debt - net	824,181	759,085
Other long-term liabilities	195,817	164,973
Total liabilities	1,239,036	1,139,814
Total stockholders' equity	578,072	647,023
Total liabilities and stockholders' equity	$1,817,108	$1,786,837

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Contract Logistics Segment:
Average number of value-added direct employees	7,596	5,189	7,418	5,300
Average number of value-added full-time equivalents	43	76	42	118
Number of active value-added programs	82	70	82	70

Intermodal Segment:
Number of loads (a)	102,028	103,970	297,825	317,333
Average operating revenue per load, excluding fuel surcharges (a)	$478	$557	$519	$559
Average number of tractors	1,363	1,596	1,385	1,629
Number of depots	8	8	8	8

Trucking Segment:
Number of loads	29,731	36,909	89,804	119,220
Average operating revenue per load, excluding fuel surcharges	$2,172	$2,222	$1,991	$1,936
Average number of tractors	594	755	610	790
Average length of haul	371	395	377	373

(a) Excludes operating data from freight forwarding division in order to improve the relevance of the statistical data related to our intermodal segment and improve the comparability to our peer companies.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data - Continued

(Dollars in thousands)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Operating Revenues by Segment:
Contract logistics	$264,390	$245,194	$780,839	$822,301
Intermodal	64,679	77,632	204,290	235,649
Trucking	67,716	87,047	187,368	248,142
Other	1	16,960	473	74,812
Total	$396,786	$426,833	$1,172,970	$1,380,904

Income (loss) from Operations by Segment:
Contract logistics	$13,720	$45,623	$59,349	$179,990
Intermodal	(91,950)	(1,127)	(108,335)	(18,058)
Trucking	3,914	7,122	9,443	15,175
Other	72	(8,984)	872	(12,279)
Total	$(74,244)	$42,634	$(38,671)	$164,828

Non-GAAP Financial Measures

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include adjusted income from operations, adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), and adjusted EBITDA margin.

The Company believes these non-GAAP financial measures provide useful supplemental information to investors by facilitating comparisons of operating performance across periods and by excluding certain items and impairment charges that may not be indicative of our core operating results. These measures are used internally by management to analyze operating performance, develop budgets, and forecast future periods. However, these non-GAAP measures should not be considered in isolation or as a substitute for GAAP financial measures, and other companies may calculate similarly titled measures differently.

Reconciliation to GAAP Measures

Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the accompanying tables in this press release. Set forth below is a reconciliation of income from operations, the most comparable GAAP measure, to adjusted income from operations; and of net income, the most comparable GAAP measure, to adjusted EBITDA for each of the periods indicated. The Company encourages investors to review these reconciliations in conjunction with our GAAP results.

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
	( in thousands, except percentages and per share data)		( in thousands, except percentages and per share data)
Adjusted income from operations
Income (loss) from operations	$(74,244)	$42,634	$(38,671)	$164,828
Impairment expense	81,245	3,720	81,245	3,720
Adjusted income from operations	$7,001	$46,354	$42,574	$168,548

Adjusted operating margin (a)	1.8%	10.9%	3.6%	12.2%

Adjusted EBITDA
Net income (loss)	$(74,772)	26,540	(60,442)	109,731
Income tax expense (benefit)	(8,624)	8,682	(3,730)	36,726
Interest expense, net	9,985	7,416	27,061	20,378
Depreciation	32,719	25,536	93,304	73,490
Amortization	2,780	4,748	13,886	14,305
EBITDA	(37,912)	72,922	70,079	254,630
Impairment expense	81,245	3,720	81,245	3,720
Adjusted EBITDA	$43,333	$76,642	$151,324	$258,350

Adjusted EBITDA margin (b)	10.9%	18.0%	12.9%	18.7%

(a) Adjusted operating margin is computed by dividing adjusted income from operations by total operating revenues for each of the periods indicated.

(d) Adjusted EBITDA margin is computed by dividing adjusted EBITDA by total operating revenues for each of the periods indicated.

We present adjusted income from operations, adjusted operating margin, adjusted EBITDA, and adjusted EBITDA margin because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Adjusted income from operations and adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

• Adjusted income from operations and adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

• Adjusted income from operations and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

• Adjusted income from operations and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate adjusted income from operations and adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted income from operations, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and only supplementally adjusted income from operations, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin.